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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Intermedia Communications Inc. for the registration of 8,000,000 Depositary Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 80,000 shares of 7% Series F Junior Convertible Preferred Stock, 4,753,417 shares of Common Stock issuable upon conversion of the Depositary Shares and/or the 7% Series F Junior Convertible Preferred Stock, and Common Stock issuable as dividends on the 7% Series F Junior Convertible Preferred Stock and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 10, 1998, with respect to the consolidated financial statements of Shared Technologies Fairchild Inc. and Subsidiaries included in Intermedia Communications Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


          /s/  Ernst & Young LLP



Vienna, Virginia
August 31, 1998